Exhibit 10.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDED AND RESTATED
SUPPLY AGREEMENT

This Amended and Restated Supply Agreement (the “Agreement”) is entered into as of January 10, 2018 (the “Effective Date”) by and between Aimmune Therapeutics, Inc., a Delaware corporation, having its principal place of business at 8000 Marina Boulevard, Suite 300, Brisbane, California 94005 (“Aimmune”) and Golden Peanut Company, LLC, a Georgia limited liability company, having its principal place of business at 100 North Point Center East, Suite 400, Alpharetta, Georgia 30022 (together with its Affiliates and subsidiaries, collectively “Supplier”). Aimmune and Supplier are referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS Aimmune, which was previously known as the Allergen Research Corporation, is engaged in the research and development of immunotherapy treatments directed at peanut allergies;

WHEREAS Supplier is in the business of supplying food-grade peanut flour;

WHEREAS Aimmune desires to engage Supplier to supply quantities of Product, as defined below, to be incorporated into Aimmune’s oral immunotherapy treatment for peanut allergies, and Supplier desires to provide such supply, pursuant to the terms and conditions set forth in this Agreement;

WHEREAS Aimmune and Supplier have previously entered into that certain Supply Agreement dated as of October 13, 2014 (the “Prior Agreement”);

WHEREAS Aimmune and Supplier desire to amend, restate and otherwise supersede in its entirety the Prior Agreement with this Agreement; and

WHEREAS Aimmune and Supplier have entered into a Securities Issuance Agreement of even date herewith (the “Securities Agreement”) pursuant to which Aimmune will issue in a private placement 300,000 shares of Aimmune’s common stock, par value $0.0001 per share, to Supplier as an inducement for Supplier to enter into this Agreement.

NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto mutually agree as follows:

AGREEMENT

Article I
DEFINITIONS

When used in this Agreement, each of the following terms shall have the respective meanings provided below:

Section 1.1“Affiliate” means any corporation, firm, partnership, or other entity that controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” shall mean the ownership of at least fifty percent (50%) of the voting share capital of such entity or any other comparable equity or ownership interest.

Section 1.2“Agreement Term” shall have the meaning set forth in Section 5.1.

Section 1.3“Applicable Law” means all laws, ordinances, rules, and regulations within the countries of the Territory applicable to the processing and supply of Product.

Section 1.4“Confidential Information” has the meaning set forth in Section 7.1 below.

Section 1.5“Contract Year” means each individual year within the Supply Term.

Section 1.6“FDA” means the U.S. Food and Drug Administration, or any successor thereto.

Section 1.7“Field” means oral immunotherapy for the treatment or cure of peanut allergy, whether as a single agent or in combination with one or more additional agents.

Section 1.8“First Delivery Date” has the meaning set forth in Section 2.1 below.

Section 1.9“Force Majeure Event” has the meaning set forth in Section 8.5 below.

Section 1.10“Forfeiture Expiration Date” means the first date that no Shares (as defined in the Securities Agreement) are subject to forfeiture pursuant to Section 3.2 of the Securities Agreement.

Section 1.11“Initial Supply Term” means the time period commencing upon the First Delivery Date and continuing in effect for a period of ten (10) years.

Section 1.12“Minimum Annual Volume Commitment” or “MAV Commitment” has the meaning set forth in Section 2.4 below.

Section 1.13“Product” means (a) prior to the Reversion Date, the food-grade peanut flour products listed on Exhibit C-1 or (b) after the Reversion Date, the food-grade peanut flour product listed on Exhibit C-2.

Section 1.14“Purchase Order” has the meaning set forth in Section 2.2 below.

Section 1.15“Renewal Term” has the meaning set forth in Section 5.1 below.

Section 1.16“Reversion Date” shall mean the first date (if any) following the Effective Date and prior to the Forfeiture Expiration Date on which the price per share of Aimmune’s common stock on the Nasdaq Global Select Market is less than [***] (as adjusted for stock splits, combinations, stock dividends and the like, which such events also impact the Shares (as defined in the Securities Agreement) and occurring after the Effective Date), using the [***]day average

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

closing price (“ACP”); provided, however, that a Reversion Date shall not be deemed to have occurred if at any time prior to such date the number of Shares Released (as defined in the Securities Agreement) to GPC pursuant to the Securities Agreement (whether or not then‑currently held by GPC or any Affiliate of GPC), multiplied by the price per share of Aimmune’s common stock on the Nasdaq Global Select Market, using the [***]day ACP, is greater than or equal to [***].

Section 1.17“Specifications” means the specifications for Product, attached hereto as Exhibit B, as may be amended from time to time by mutual agreement of the Parties.

Section 1.18“Supply Term” means the time period commencing upon the first day of the Initial Supply Term and either ending upon the expiration of the Initial Supply Term or, if Aimmune exercises its option to renew the Agreement pursuant to Section 5.1 herein, ending upon the expiration of the Renewal Term.

Section 1.19“Territory” means (a) prior to the Reversion Date, worldwide (i.e., all countries, along with any and all possessions and territories of each country) or (b) after the Reversion Date, the United States of America, Canada, Mexico, the European Union (which shall include the member states of the European Union as of the Effective Date) and Japan along with any and all possessions and territories of the foregoing countries.

Section 1.20“Treatment” means Aimmune’s oral immunotherapy treatment for peanut allergies.

Article II
FORECASTS AND PURCHASING

Section 2.1On or about ninety (90) days prior to Aimmune’s requested date for its first delivery of Product for commercial use (the “First Delivery Date”), Aimmune shall provide Supplier with a forecast of its monthly anticipated quantities of Product for the twelve (12) month period commencing upon the First Delivery Date. The parties agree that the First Delivery Date is intended to occur approximately one year prior to the date that Aimmune, in its good faith judgment, expects to receive approval of the Treatment from the FDA or the EMA. Thereafter, by the end of each calendar quarter, Aimmune shall update this forecast to cover the twelve (12) month period beginning with the next calendar quarter. For each forecast, the Product quantities set forth for the first quarter (three (3) calendar months) of the forecast period shall be binding and the Product quantities set forth for the remaining nine months of the forecast period shall be non-binding but shall represent Aimmune’s best estimate of such Product quantities, using commercially reasonable efforts. For the first forecast only, the time from the First Delivery Date to the end of the then-current calendar quarter shall be added to and considered part of the first full calendar quarter of the first forecast and shall be binding. For clarity, if Aimmune reasonably expects to receive FDA or EMA approval of the Treatment on [***], (i) the First Delivery Date shall be [***], (ii) Aimmune shall provide the first forecast to Supplier on or about [***], (iii) the first quarter of the first forecast shall begin on [***] and end on [***], (iv) the second quarter of the first forecast shall begin on [***], and (v) the first twelve (12) month forecast period shall end on [***]. For the avoidance of doubt, prior to the First Delivery Date, Aimmune may order small quantities of Product from Supplier for non-commercial use (including but not limited to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

conducting clinical trials), and in no event shall the date of any such order or the delivery date of any such order be considered the First Delivery Date.

Section 2.2Together with the submission of each forecast, Aimmune shall submit a purchase order specifying the requested delivery dates for the quantities of Product Aimmune is committing to order in the first quarter of such forecast (each, a “Purchase Order”). Supplier shall accept all Purchase Orders for a given calendar quarter that are submitted in compliance with this Agreement. At Aimmune’s discretion, Aimmune may purchase additional quantities of Product in excess of the quantities in the forecast for such quarter.

Section 2.3Aimmune agrees to purchase from Supplier its total requirements for Product during the Agreement Term, provided that Supplier continues to (i) supply Aimmune with Product conforming to the Specifications, (ii) deliver Product conforming to the Specifications to Aimmune in such quantities and at such times as required by Aimmune and (iii) comply with its obligations under Article 3. In the event that Supplier does not, or is unable to, meet its obligations as set forth in (i), (ii) and (iii) above, Aimmune shall be free to purchase Product from third parties, in amounts sufficient to meet Aimmune’s requirements, until such time as Supplier resumes supply of Product to Aimmune meeting such obligations.

Section 2.4Aimmune hereby agrees to either (a) purchase the minimum annual volumes of Product conforming to the Specifications during the Supply Term (“Minimum Annual Volume Commitment” or “MAV Commitment”) listed in the table below or (b) pay to Supplier within the thirty (30) day period following the applicable Contract Year an amount equal to the difference between the volume of Product that would have been purchased if Aimmune met the MAV Commitment in such Contract Year and the volume of Product actually purchased by Aimmune in such Contract Year, [***]

Contract Year	Minimum Annual Volume
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Article III
SUPPLY AND DELIVERY

Section 3.1During the Agreement Term, Supplier shall supply to Aimmune Product conforming to the Specifications, and produced in accordance with Applicable Law and with the terms and conditions of this Agreement, at the prices set forth in Article IV herein. Aimmune’s Affiliates may purchase Product directly from Supplier in accordance with the terms and conditions of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3.2Supplier shall maintain sufficient inventories of Product conforming to the Specifications to meet Aimmune’s forecasted requirements therefor.

Section 3.3Subject to Aimmune’s satisfying the conditions set forth in Section 2.3 and Section 2.4 above, Supplier hereby agrees that it shall cease any and all sales of Product to third parties in the Territory who Supplier knows or has reason to know will use the Product within the Field, and shall not sell Product to any such third party in the Territory during the Agreement Term. In the event that Supplier becomes aware, whether by good faith, substantiated notification from Aimmune or otherwise, that a third party to which Supplier has been supplying Product intends to use such Product within the Field, Supplier shall immediately cease all sales of Product to such third party and shall not resume such sales for the remainder of the Agreement Term or until Supplier has a good faith, substantiated reason to believe that the customer no longer intends to use Product in the Field, whichever is sooner.

Section 3.4Supplier shall ship the Product FOB (lncoterms 2010) [***]. Title in the Product shall pass to Aimmune when the Product is loaded on the first transportation carrier.

Section 3.5In the event that Supplier either (a) delivers Product that fails to conform to the Specifications, or (b) fails to ship Product to Aimmune within thirty (30) days of the applicable delivery date specified on a Purchase Order accepted by Supplier, Aimmune shall have the right, in its sole discretion, to require either (x) a refund of the purchase price paid for the nonconforming or undelivered Product, as applicable, or (y) the prompt replacement or delivery of such non-conforming or undelivered Product.

Section 3.6Supplier will provide Aimmune with notice of any material change to the methods or materials that Supplier uses to produce the Product. Such notice will describe the material change in reasonable detail. Where reasonably practicable, Supplier will provide Aimmune with such notice at least sixty (60) days prior to the material change of method or material.

Section 3.7Within sixty (60) days after the Effective Date and on each anniversary of the Effective Date, Supplier agrees to advise in writing all wholesalers and distributors to whom it sells Product that Supplier’s Product cannot be sold or distributed to any customer in the Field in the Territory. In the event that Supplier becomes aware, whether by notification from Aimmune or otherwise, that a distributor or wholesaler of Supplier’s Product has distributed or sold Supplier’s Product to a customer that used or intends to use such Product within the Field, Supplier shall immediately notify such distributor or wholesaler and instruct such distributor or wholesaler to cease all distribution or sales of Supplier’s Product to such customer. For the avoidance of doubt, nothing herein shall restrict a wholesaler or distributor to whom Supplier sells Products from selling peanut flour (so long as such peanut flour is not a Product) supplied by someone other than Supplier.

Section 3.8Supplier agrees not to knowingly provide any information or data to any third party (or to any regulatory authority at the request of a third party) that would in any way support the development or commercialization by such third party or any of such third party’s licensees, partners or agents of a product in the Field. For example, Supplier will not knowingly

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provide information or data to a third party that would allow such third party to begin clinical trials of or seek regulatory approval to market or sell a product in the Field.

Section 3.9In the event that the Supplier receives on or before the [***] anniversary of the Effective Date, and is inclined to pursue, a bona fide proposal or offer by a third party (a “Third-Party Offer”) to purchase an existing peanut flour product that is not a Product, or to develop and/or purchase a new peanut flour product, in each case where Supplier knows or has reason to know that such new or existing product will be used within the Field, the Supplier, within ten (10) days following receipt of such Third-Party Offer, shall provide Aimmune with written notice of such Third-Party Offer, including the material terms and conditions thereof, subject to any confidentiality obligations that Supplier may have to the third party (the “Third‑Party Offer Notice”), and Aimmune shall have ten (10) days following receipt of such Third-Party Offer Notice (the “Aimmune Offer Period”) to submit to the Supplier a written offer to purchase or develop such existing or new peanut flour product on terms and conditions at least as favorable to the Supplier as those proposed by the Third Party Offer (an “Aimmune Qualifying Offer”). During the Aimmune Offer Period, Supplier cannot negotiate, discuss or enter into any agreement in respect of, the Third-Party Offer. In the event that Aimmune fails to submit an Aimmune Qualifying Offer within the Aimmune Offer Period, the Supplier may consummate the transaction contemplated by the Third-Party Offer; provided, however, that the transaction contemplated by such Third-Party Offer is consummated within the Closing Period (as defined below). In the event that the transaction contemplated by such Third-Party Offer is not consummated within the Closing Period (as defined below), the right of first refusal provided by this Section 3.9 shall revive, and Aimmune again shall have the right to submit an Aimmune Qualifying Offer pursuant to this Section 3.9. The “Closing Period” shall mean the period commencing on the date on which Aimmune fails to submit an Aimmune Qualifying Offer pursuant to this Section 3.9 and ending one hundred and twenty (120) days thereafter. For the avoidance of doubt, the terms and conditions of this Section apply to each Third-Party Offer received by the Supplier. In the event that Aimmune submits an Aimmune Qualifying Offer pursuant to this Section 3.9, Aimmune shall proceed to consummate the transaction contemplated by the Aimmune Qualifying Offer promptly and within a period of time commensurate with that contemplated by the Third-Party Offer.

Article IV
PRICING AND PAYMENT TERMS

Section 4.1The price for Product conforming to the Specifications shall be equal to [***], attached hereto as Exhibit A. The Product price does not include any applicable excise, sales, use, withholding, luxury, turnover (value added), purchase, or similar tax of any kind. Aimmune shall be liable for payment of all such taxes, fees, and charges.

Section 4.2Aimmune hereby acknowledges that Supplier may, from time to time , make changes to its [***] for Product; provided, however, that (i) any such price changes shall not go into effect until January 1 of the following year and shall apply only to Purchase Orders submitted after that date, and (ii) in no event shall Supplier make any changes to the price of Product after November 1 of any year during the Supply Term. The foregoing shall not apply to Section 4.4 herein.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 4.3Supplier shall invoice Aimmune for amounts due promptly after each delivery. All invoices shall be due and payable thirty (30) days from the date of the applicable invoice; provided, however, that Supplier may change the foregoing time period upon advance written notice to Aimmune in the event that Aimmune’s credit or financial responsibility has become, in Supplier’s discretion, unsatisfactory. In the event any payments become past due, such overdue amounts shall be subject to interest accrued at an annual rate equal to the maximum interest rate permitted by law.

Section 4.4In the event that Aimmune fails to satisfy its obligations under Sections 2.3 or 2.4, Supplier shall (i) be relieved of the obligations set forth in Section 3.3 herein, and (ii) have the option to renegotiate the Product pricing applicable to Aimmune.

Article V
TERM AND TERMINATION

Section 5.1The term of the Agreement will commence as of the Effective Date and, unless earlier terminated pursuant to this Article 5, shall continue until the expiration of the Initial Supply Term (“Agreement Term”). Upon expiration of the Initial Supply Term, Aimmune shall have the option to renew the Agreement for an additional term of five (5) years by written notice to Supplier provided no less than 6 months prior to the expiration of the Initial Supply Term (the “Renewal Term”), in which case the Agreement Term shall continue until expiration of the Renewal Term, unless earlier terminated pursuant to this Article 5.

Section 5.2Aimmune may terminate the Agreement at will at any time, for any reason, upon sixty (60) days’ advance written notice to Supplier. For the avoidance of doubt, if Aimmune terminates the Agreement for any reason other than those set forth in Section 5.4 hereunder, there shall be no forfeiture of Supplier’s shares under the Securities Agreement.

Section 5.3[Section Reserved]

Section 5.4This Agreement may be terminated in its entirety by either Party immediately upon written notice upon the occurrence of any of the following events:

(a)A Party’s material breach of any representation, warranty, covenant, or obligation contained in this Agreement that is not excused by a Force Majeure Event and is not cured within thirty (30) days’ of receiving written notice from the non-breaching Party setting forth the details of such breach;

(b)Due to a Force Majeure Event, a Party fails to fulfill any of its obligations under this Agreement for a continuous period of 120 days or more; or

(c)The other Party (i) becomes insolvent, (ii) makes an assignment for the benefit of creditors, (iii) files a voluntary petition in bankruptcy, (iv) an involuntary petition in bankruptcy filed against it and is not dismissed within ninety (90) days of filing, or (v) has a receiver appointed for a substantial portion of its assets.

Section 5.5Upon termination or expiration of this Agreement, Supplier shall (i) fulfill any Purchase Orders accepted prior to such termination or expiration, if such termination is not due to Aimmune’s material breach (ii) cease any ongoing production of Product intended for fulfillment of any subsequent purchase orders expected pursuant to forecasts received prior to such termination or expiration, and (iii) limit further expenses associated with such ongoing production. Following any termination or expiration of this Agreement, Aimmune shall be liab le for the following (as invoiced by Supplier): (i) all orders produced or in production on behalf of Aimmune pursuant to a Purchase Order, and (ii) all expenses incurred or committed by Supplier on Aimmune’s behalf.

Section 5.6Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either Party prior to such expiration or termination, including without limitation Aimmune’s payment obligations to Supplier. Termination of this Agreement for any reason shall not affect any obligations which, from the context hereof, are intended to survive termination of this Agreement.

Article VI
REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 6.1Supplier represents, warrants, and covenants as follows:

(a)All Product delivered hereunder shall, at the time of shipment, be free and clear of any liens or encumbrances, and shall conform to the Specifications;

(b)All Product delivered hereunder shall be produced in compliance with all Applicable Laws, including without limitation the Fair Labor Standards Act of 1938, as amended; and

(c)To Supplier’s knowledge, the manufacture, use and sale of the Product does not and will not infringe upon any third party’s intellectual property.

Section 6.2Aimmune represents, warrants and covenants that the Product will be used by it in a manner that complies with the laws, rules, and regulations of any governmental regulatory authority involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging, or use of drug products, including, but not limited to, the FDA, the Canadian Health Products and Food Branch, and The European Medicines Agency(“EMA”).

Section 6.3Each Party represents, warrants, and covenants that, as of the Effective Date, it:

(a)is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of the organization;

(b)is qualified or licensed to do business and in good standing in every jurisdiction where such qualification or licensing is required;

(c)has the corporate power and authority to negotiate, execute, deliver, and perform its obligations under this Agreement;

(d)has no obligations or commitments to third parties inconsistent or in conflict with this Agreement and, during the Agreement Term, will not enter into any obligations or commitments to third parties inconsistent with or in conflict with this Agreement; and

(e)has secured all consents and authorizations necessary to enter into this Agreement and proceed with the undertakings required herein and the execution, delivery and performance of this Agreement have been duly and validly authorized.

Section 6.4For the avoidance of doubt, it is Aimmune’s sole responsibility to determine the suitability of the Product for use in the Field and Supplier shall have no responsibilities in relation thereto hereunder.

Section 6.5EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUPPLIER EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY GOODS DELIVERED IN CONNECTION WITH THIS AGREEMENT, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Article VII
CONFIDENTIALITY

Section 7.1Subject to the provisions of this Article VII, the terms of this Agreement and any confidential or proprietary information or trade secrets disclosed by either Party to the other prior to or during the Agreement Term (collectively, the “Confidential Information”) shall be treated as confidential.

Section 7.2Except as expressly permitted under this Agreement, each Party agrees that, during the Agreement Term and any Renewal Term, and for a period of five (5) years thereafter, it shall:

(a)Use the Confidential Information only for the purpose of satisfying its obligations under this Agreement; and

(b)Not disclose the Confidential Information to any third party.

Section 7.3The restrictions in this Article VII shall not apply to any Confidential Information the receiving Party can demonstrate:

(a)is or has become publicly available through no fault of the receiving Party or its employees;

(b)is received from a third party lawfully in possession of such information and lawfully empowered to disclose such information;

(c)was rightfully in the possession of the receiving Party prior to its disclosure by the disclosing Party, as evidenced by written records of the receiving Party; or

(d)is independently developed by employees or consultants of the receiving Party without use of Confidential Information of the disclosing Party, as evidenced by written records of the receiving Party.

Section 7.4Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to any of its Affiliates, officers, directors, employees, agents, and representatives, that (i) need to know such Confidential Information for the purpose of performing under this Agreement, (b) are advised of the contents of this Article, and (c) are bound by confidentiality and non-use obligations equivalent to those in this Article VII. Additionally, each Party may disclose the other Party’s Confidential Information to the extent the other Party provides its written consent to such disclosure, such consent not to be unreasonably withheld.

Section 7.5Notwithstanding the foregoing, the receiving Party may disclose Confidential Information pursuant to the lawful requirement or request of a governmental agency or otherwise required to be disclosed by law, rule, regulation, or rules of a securities exchange, provided that where available, reasonable measures are taken to obtain confidential treatment thereof and to guard against further disclosure, and further provided that where practicable, reasonable written notice is provided to the disclosing Party to enable the disclosing Party to seek protection of the confidentiality of such Confidential Information, with which the receiving Party shall assist in any reasonable way. The Parties agree that Confidential Information (including, without limitation, the terms of this Agreement) that is publicly disclosed in accordance with a Party’s obligations under applicable securities laws and regulations, the rules and regulations of the U.S. Securities and Exchange Commission or any national securities exchange will no longer be deemed Confidential Information under this Agreement.

Section 7.6Upon termination or expiration of this Agreement, the receiving Party shall cease all use of the Confidential Information of the disclosing Party (except as otherwise provided in this Agreement) and, upon request, shall either (a) promptly return within thirty (30) days all such Confidential Information, including any copies thereof, or (b) promptly destroy all such Confidential Information and certify such destruction to the disclosing Party; provided, however, that the receiving Party may retain a single copy thereof for the sole purpose of determining the scope of the obligations incurred under this Agreement.

Article VIII
MISCELLANEOUS

Section 8.1Assignment or Transfer. Neither Party may assign this Agreement or any of its rights and obligations thereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign its rights and obligations under the Agreement to an Affiliate or subsidiary of such Party, and further provided that either Party may assign this Agreement to any party that acquires either all or substantially all of the stock of such Party or such Party’s assets and operations related to the purpose of this Agreement. Any assignments or transfers in violation of this Section 8.1 shall be void. This Agreement shall be binding on any successors or assignees authorized by this Section 8.1.

Section 8.2Indemnification; Limitations of Liability. Each Party shall indemnify, defend, and hold harmless the other party from and against any loss, liability, claim, or action (whether or not meritorious), to persons, property, or third parties (“Loss”), to the extent that such Loss (a) arises out of the breach of any of the warranties or covenants set forth in this Agreement; or (b) was caused by the negligence or intentional wrongdoing of the indemnifying party or its agents, subcontractors, or Affiliates. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL, OR INCIDENTAL DAMAGES.

Section 8.3Insurance. During the Agreement Term, each Party shall maintain workers’ compensation insurance with limits of not less than two million ($2,000,000) dollars per occurrence and two million ($2,000,000) dollars in the aggregate, and commercial general liability insurance with limits of not less than one million ($1,000,000) dollars per occurrence and two million ($2,000,000) dollars in the aggregate.

Section 8.4Expenses. Each Party shall be responsible for any costs and expenses, including professional fees, that such Party incurs in connection with performing its obligations under this Agreement.

Section 8.5Force Majeure. If a Party is delayed in fulfilling any of the terms and conditions hereunder due to acts of God, war, prohibitions on exports or imports, fires, floods, strikes, sabotage, civil commotion or riots, earthquakes, or any other cause beyond such Party’s reasonable control (each a “Force Majeure Event”), time for such performance by such Party shall be extended by the period of time equal to that caused by such delay in performance. Once the Force Majeure Event ceases to exist, all terms and conditions of this Agreement will again prevail. The foregoing is subject to the right of termination set forth in Section 5.4(b) herein.

Section 8.6Nature of Relationship. Nothing in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, joint venture or agency. Neither Aimmune nor Supplier shall engage in any conduct that might create the impression or inference that Aimmune or Supplier, as applicable, is a partner, joint venturer, or officer of the other. Supplier hereby certifies that it is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of Aimmune.

Section 8.7Separability of Clauses. Any provision or provisions of this Agreement that in any way contravene the law of any state or country in which this Agreement is effective shall, in such state or country, to the extent of such contravention of law, be deemed separable and shall not affect any other provisions hereof or the validity hereof.

Section 8.8Notices. All notices and other communications hereunder shall be in writing and sent to the applicable address set forth below, or to another address if specified by like notice, and shall be deemed given when, as applicable: (a) delivered personally; or (b) received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid, or reliable overnight courier service; provided, however, that notices of a change of address shall be effective only upon receipt thereof:

If to Aimmune: Aimmune Therapeutics, Inc.
8000 Marina Boulevard, Suite 300 Brisbane, CA 94005
Attn: Chief Operating Officer

With a copy to:

Aimmune Therapeutics, Inc.
8000 Marina Boulevard, Suite 300
Brisbane, CA 94005
Attn: General Counsel

If to Supplier:Golden Peanut Company, LLC,
100 North Point Center East, Suite 400
Alpharetta, GA 30022
Attn: President

With a copy to:

Archer Daniels Midland Company
77 W. Wacker Drive, Suite 4600
Chicago, IL 60601
Attn: Chief Counsel – Oilseeds

Section 8.9Entire Agreement. This Agreement, together with all attachments hereto, and the Securities Agreement set forth the entire agreement and understanding between the Parties on the subject matter thereof, and merges all prior discussions and negotiations between them. Any other written or oral agreement relating to the subject matter hereof existing between the Parties, including without limitation the Prior Agreement, is expressly canceled as of the Effective Date. Neither of the Parties shall be bound by any conditions, definitions, representations, or warranties with respect to the subject matter of this Agreement other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in a writing signed by duly authorized representatives of both Parties. This Agreement cannot be modified or amended through statements appearing on any Purchase Order or invoice.

Section 8.10Governing Law. This Agreement and its formation, operation, and performance shall be governed, construed, performed, and enforced in accordance with the substantive laws of the State of Illinois, without regard to its conflict of laws principles. Exclusive jurisdiction for litigation of any dispute, controversy, or claim arising out of or in connection with this Agreement, or breach thereof, shall be only in the Federal or State court with competent jurisdiction located in Cook County, Chicago, Illinois.

Section 8.11Paragraph Headings. Paragraph headings have been inserted solely for the convenience of the Parties and shall not be considered a part of this Agreement for interpretation or construction.

Section 8.12Publicity. Neither Party shall use the other Party’s name or trademarks in any advertising or promotional efforts of any kind without the prior written permission of such Party. For clarity, this Section 8.12 will not apply to any legally required disclosures.

Section 8.13Access. Supplier acknowledges that Aimmune is subject to extensive federal and state laws and regulations that provide, among other things, that vendors that provide Aimmune with products, supplies, equipment or services that may be used in the production or testing of medicines or pharmaceuticals or that may affect medical or pharmaceutical data must meet certain regulatory minimum validation requirements, and that Aimmune must perform quality assurance audits on any such vendors and must allow health authority access as requested. Supplier agrees to cooperate with Aimmune in satisfying these requirements, as applicable, including by allowing Aimmune (or its designated representatives) and health authorities to perform any necessary audits of Supplier’s records and/or facilities and by providing Aimmune and health authorities with any necessary information and materials. Supplier will provide Aimmune with notice as soon as practicable but not more than three business days from the time Supplier learns of any inspection or audit conducted or proposed to be conducted by the FDA, the EMA or other regulatory agency of any Supplier facility used to produce Product if such inspection or audit is with respect to an Aimmune regulatory filing or otherwise could negatively affect Supplier’s ability to provide Aimmune with Product in accordance with this Agreement or Aimmune’s ability to develop, manufacture or commercialize the Treatment.

Section 8.14Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

Section 8.15Waiver. No waiver of any provision of this Agreement or any right or obligation of a Party shall be effective unless in writing and signed by the Parties. The failure of either Party to enforce a right shall not constitute a waiver.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SUPPLIER:	AIMMUNE THERAPEUTICS, INC.:
By: /s/ Greg Mills	By: /s/ Stephen G. Dilly
Name: Greg Mills	Name: Stephen G. Dilly
Title: President	Title: President and Chief Executive Officer

Exhibit A

Pricing

SPECIALTY PRODUCTS

PRICE LIST

[***]

Product Codes:[***]

VOLUME: PER POUND

[***]$[***]
[***]$[***]
[***]$[***]
[***]$[***]

PACKAGING:50 lb. (22.68 kilo) multiwall paper bags – 40 bags (2,000 lbs.) / pallet

FREIGHT CONDITIONS:Freight collect. F.O.B. [***]

TERMS:Net 30 days with approved credit

SAMPLE SIZE: 1 lb. (0.45 kg)

All pricing is subject to change without notice. Final price is that recorded in the written confirmation.01/18

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SPECIALTY PRODUCTS

PRICE LIST

[***]

Product Codes:[***]

VOLUME: PER POUND

[***]$[***]
[***]$[***]
[***]$[***]
[***]$[***]

PACKAGING:50 lb. (22.68 kilo) multiwall paper bags – 40 bags (2,000 lbs.) / pallet

FREIGHT CONDITIONS: Freight collect. F.O.B. [***]

TERMS:Net 30 days with approved credit

SAMPLE SIZE:1 lb. (0.45 kg)

All pricing is subject to change without notice. Final price is that recorded in the written confirmation.01/18

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Product Specifications

SPECIALTY PRODUCTS

[***]
Product Code [***]

DESCRIPTION:
[***]

FLAVOR:[***]

SUGGESTED APPLICATIONS:

ConfectionsSeasoning BlendsSauces
Baked GoodsNutritional BarsDry Flavors

INGREDIENT DECLARATION:[***]

LABEL DECLARATION:[***]

TYPICAL ANALYSIS:
[***]

PACKAGING:50 lb. (22.7 kg.) multi-wall paper – poly lined bags – 40 bags/pallet

SAMPLE SIZE:1 lb.KOSHER: OU HALAL: I.S.A.

STORAGE CONDITIONS:Cool / Dry

SHELF LIFE:12 months when stored in original packaging.

COUNTRY OF ORIGIN: Product of U S A.

This information contained herein is correct to the best of our knowledge. The recommendations or suggestions contained in this bulletin arc made without guarantee or representation as to results. We suggest that you evaluate these recommendations and suggestions in your own laboratory prior to use. Our responsibility for claims arising from breach of warranty, negligence, or otherwise is limited to the purchase price of the material. Freedom to use any patent owned by Golden Peanut Company, LLC or others is not be inferred from any statement contained herein.

[***]Oct-17

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SPECIALTY PRODUCTS

[***]
Product Code [***]

DESCRIPTION:
[***]

FLAVOR:[***]

SUGGESTED APPLICATIONS:
ConfectionsReduced Fat Peanut ButtersSauces
Baked GoodsNutritional BarsFillings

INGREDIENT DECLARATION:[***]

LABEL DECLARATION:[***]

TYPICAL ANALYSIS:
[***]

PACKAGING:50 lb. (22.7 kg.) multi-wall paper – poly lined bags – 40 bags/pallet

SAMPLE SIZE:1 lb. KOSHER:OUHALAL:I.S.A.

STORAGE CONDITIONS: Cool / Dry

SHELF LIFE:12 months when stored in original packaging.

Country of Origin: Product of USA

This information contained herein is correct to the best of our knowledge. The recommendations or suggestions contained in this bulletin are made without guarantee or representation as to results. We suggest that you evaluate these recommendations and suggestions in your own laboratory prior to use. Our responsibility for claims arising from breach of warranty, negligence, or otherwise is limited to the purchase price of the material. Freedom to use any patent owned by Golden Peanut Company, LLC or others is not be inferred from any statement contained herein.

[***]Oct-16

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SPECIALTY PRODUCTS

[***]
Product Code [***]

DESCRIPTION:
[***]

FLAVOR:[***]

SUGGESTED APPLICATIONS:
ConfectionsSeasoning BlendsPet TreatsDry Peanut Butter
Baked GoodsNutritional BarsDry FlavorsSmoothies

INGREDIENT DECLARATION: [***]

LABEL DECLARATION:[***]

TYPICAL ANALYSIS:
[***]

PACKAGING:50 lb. (22.7 kg.) multi-wall paper – poly lined bags – 40 bags/pallet

SAMPLE SIZE:1 lb.KOSHER:OUHALAL:I.S.A.

STORAGE CONDITIONS: Cool / Dry

SHELF LIFE:12 months when stored in original packaging.

COUNTRY OF ORIGIN: Product of USA

This information contained herein is correct to the best of our knowledge. The recommendations or suggestions contained in this bulletin are made without guarantee or representation as to results. We suggest that you evaluate these recommendations and suggestions in your own laboratory prior to use. Our responsibility for claims arising from breach of warranty, negligence, or otherwise is limited to the purchase price of the material. Freedom to use any patent owned by Golden Peanut Company, LLC or others is not be inferred from any statement contained herein.

[***]Oct-16

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SPECIALTY PRODUCTS

[***]
Product Code [***]

DESCRIPTION:
[***]

FLAVOR:[***]

SUGGESTED APPLICATIONS:
ConfectionsSeasoning BlendsPet TreatsFillings
Baked GoodsNutritional BarsDry FlavorsSmoothies

INGREDIENT DECLARATION: [***]

LABEL DECLARATION:[***]

TYPICAL ANALYSIS:
[***]

PACKAGING:50 lb. (22.7 kg.) multi-wall paper – poly lined bags – 40 bags/pallet

SAMPLE SIZE: 1 lb.KOSHER: OU HALAL: I.S.A.

STORAGE CONDITIONS: Cool / Dry

SHELF LIFE:12 months when stored in original packaging.

COUNTRY OF ORIGIN: Product of USA

This information contained herein is correct to the best of our knowledge. The recommendations or suggestions contained in this bulletin are made without guarantee or representation as to results. We suggest that you evaluate these recommendations and suggestions in your own laboratory prior to use. Our responsibility for claims arising from breach of warranty, negligence, or otherwise is limited to the purchase price of the material. Freedom to use any patent owned by Golden Peanut Company, LLC or others is not be inferred from any statement contained herein.

[***]Oct-16

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C-l

Product

(product code [***]
(product code [***]
(product code [***]
(product code [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C-2

Product

(product code [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.